UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2003

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 rue Guillaume Kroll

L – 1882 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Item 5.    Other Events and Regulation FD Disclosure.

As reported in Accenture SCA’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 filed with the Securities and Exchange Commission on January 14, 2003, in the first quarter of fiscal 2003 we transitioned our Health Services industry group from our Financial Services operating group to our Products operating group. In addition, we changed the format of internal financial information presented to our Chief Executive Officer to reflect changes in our internal accounting method of allocating certain costs to segments from a partner basis to a total controllable cost basis for purposes of determining segment operating income and assessing segment performance. Segment results for all periods presented in the Quarterly Report were revised to reflect these changes.

The “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and historical financial statements and related notes previously included in Accenture SCA’s Annual Report on Form 10-K for the year ended August 31, 2002, filed on November 12, 2002, conformed to reflect these changes, are filed as exhibits to this Current Report on Form 8-K. This Current Report does not otherwise update the disclosures set forth in such items as originally filed and does not otherwise reflect events occurring after the filing of the Annual Report. The financial statements filed hereby shall supercede the historical financial statements of Accenture SCA previously filed as of and for the same periods, including for any future filings made pursuant to the Securities Act of 1933.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Exhibit
99.1

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” under Item 7 to Accenture SCA’s Annual Report on Form 10-K for the fiscal year ended August 31, 2002, conformed to reflect the transition of the Health Services industry group from the Financial Services operating group to the Products operating group and the change in the method of allocating certain costs to segments from a partner basis to a total controllable cost basis.

99.2

Combined and consolidated financial statements of Accenture SCA as of August 31, 2001 and August 31, 2002 and for the three years ended August 31, 2002, conformed to reflect the transition of the Health Services industry group from the Financial Services operating group to the Products operating group and the change in the method of allocating certain costs to segments from a partner basis to a total controllable cost basis. Also included is the independent auditors’ report of KPMG LLP dated October 10, 2002 except as to Note 19 which is as of January 31, 2003 and the report of independent accountants of PricewaterhouseCoopers LLP dated October 11, 2001, except as to Note 19 which is as of February 7, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory

/S/ HARRY L. YOU Name: Harry L. You

Date: March 24, 2003

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